Exhibit 99.1

Trailblazer Merger Corporation I

510 Madison Avenue, Suite 1401

New York, NY 10022

SUPPLEMENT TO

PROXY STATEMENT DATED SEPTEMBER 6, 2024

FOR ANNUAL MEETING

OF

TRAILBLAZER MERGER CORPORATION I

Dear Stockholders of Trailblazer Merger Corporation I:

You have previously received definitive proxy materials dated September 6, 2024 (the “Proxy Statement”) in connection with the annual meeting of Trailblazer Merger Corporation I, a Delaware corporation (the “company”, “we”, “us” or “our”), which was scheduled to be held on September 24, 2024 at 10:00 A.M., Eastern time, (the “annual meeting”), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned, and will be available to attend via teleconference.

The Meeting was duly held on September 24, 2024 at 10:00 A.M. Eastern Time wherein the only proposal to be voted on by stockholders of the company was a proposal to adjourn the annual meeting to September 26, 2024 at 10:00 A.M., Eastern time, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned (the “adjourned meeting”). That proposal was approved by the requisite number of stockholders.

The purpose of this proxy supplement (the “Proxy Supplement”) is to supplement the Proxy Statement with certain new and/or revised information relating to the adjourned meeting as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Proxy Statement.

Change in Terms for Extension. Proposal 1 of the Proxy Statement originally provided that if the Extension Amendment Proposal is approved and the Charter Extension becomes effective, within five business days of the date of the Annual Meeting, the Sponsor) (or one or more of its affiliates, members or third-party designees) (the “Lender”) shall make an initial deposit into the Trust Account in an amount equal to the lesser of (i) $0.015 for each outstanding share of Public Stock after giving effect to the Redemption , and (ii) $100,000, in exchange for a non-interest bearing, unsecured promissory note issued by the Company to the Lender. The initial deposit will extend the deadline for completing the Business Combination to October 30, 2024. For each subsequent monthly extension approved by the Board after September 30, 2024, an additional deposit equal to the initial deposit will further extend the deadline by one month, up to the Charter Extension Date.

This Proxy Supplement changes the amount to be deposited into the Trust Account each month to an amount equal to $0.035 multiplied by the number of public shares of the Company that are not redeemed in connection with the Meeting as set forth in Annex B.

Elimination of Amount Withdrawn from Trust to Pay Dissolution Expenses. Proposal No. 2 of the Proxy Statement proposes to amend the Company’s Trust Agreement, allowing the Company to extend the date by which the Company must consummate a business combination up to twelve (12) times, each such extension for an additional one (1) month period, until September 30, 2025. This Proxy Supplement also proposes to amend the Trust Agreement and the Certificate of Incorporation in order to remove the provisions that permit the Trustee to release from the Trust Account up to $100,000 of interest for Company dissolution expenses as set forth in Annex A and Annex B.

No Payment of Excise Taxes from Trust Account. This Proxy Supplement hereby clarifies that the Company will not be permitted to use any proceeds placed in the Trust Account or the interest earned thereon to pay any excise taxes or any other similar fees imposed under the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) in connection with any redemptions or stock buybacks by the Company.

Payment of Other Taxes Prior to Distributions from the Trust Account. As previously disclosed in the Proxy Statement, on September 4, 2024, the most recent practicable date prior to the date of the Proxy Statement, the redemption price per share was approximately $11.08 (which is expected to be the same approximate amount two business days prior to the annual meeting), based on the aggregate amount on deposit in the Trust Account of approximately $76,454,620.11 as of September 4, 2024 (including interest not previously released to the Company to pay its franchise and income taxes), divided by the total number of then outstanding shares of the Company’s publicly held stock. With respect thereto, and in accordance with the terms of the Trust Agreement, the Company advises its stockholders that prior to making any redemption distributions from the Trust Account related to the annual meeting, the Company intends to withdraw interest from the Trust Account in order to pay its income and franchise taxes through September 20, 2024 in their entirety as estimated below.

Trust Balance as of September 20, 2024	$76,641,862.47

Total Estimated Tax Obligation Since Inception	$(1,397,196.00)
)
Amounts Previously Withdrawn from Trust for Taxes	$568,382.99
Current Amount to be withdrawn pre-distribution	$(828,813.01)

Estimated Trust Balance After Tax Withdrawal	$75,813,049.4

Estimated Amount Per Share After Tax Withdrawal	$10.98 ((based on 6,900,000 public shares outstanding)

Adjournment of Annual Meeting. Due to the changes described above, the company has decided to adjourn annual meeting. The adjourned meeting will take place on September 26, 2024 10:00 A.M. Eastern time. The meeting will be accessible via teleconference at:

Within the U.S. and Canada:

1 (877) 853-5257 (toll-free)

1 (888) 475-4499 (toll-free)

Meeting ID: 960 4790 8120

Passcode: 258845

Outside of the U.S. and Canada:

at numbers in the link below:

https://loeb.zoom.us/u/adv66rBl7u

Except as set forth herein, all other information in the Proxy Statement remains unchanged.

This Proxy Supplement is Dated September 24, 2024

Annex A

PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRAILBLAZER MERGER CORPORATION I
Pursuant to Section 242 of the
Delaware General Corporation Law

TRAILBLAZER MERGER CORPORATION I (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Trailblazer Merger Corporation I”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 12, 2021 and was subsequently amended on May 17, 2022.. An amended and restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 28, 2023 (the “Amended and Restated Certificate of Incorporation”).

2.	This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

3.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.	The text of Article Seven, Section D is hereby amended and restated to read in full as follows:

(i)	D. In the event that the Corporation does not consummate a Business Combination in (i) 18 months from the consummation of the IPO or (ii) up to 30 months from the consummation of the IPO, if the Corporation elects to extend the amount of time to complete a Business Combination up to twelve times by an additional one month each time in accordance with the terms of the Investment Management Trust Agreement between the Corporation and Continental Stock Transfer & Trust Company, dated as of March 28, 2023, as amended on [ ], 2024 (in any case, such date being referred to as the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law. In such event, the per share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation to pay its taxes, divided by the total number of IPO Shares then outstanding.

5.	All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

Annex A-1

IN WITNESS WHEREOF, Trailblazer Merger Corporation I has caused this Amendment to the Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of this [●]th day of [●]٢٠٢٤.

TRAILBLAZER MERGER CORPORATION I

By:
Name:	Arie Rabinowitz
Title:	Chief Executive Officer

Annex A-2

Annex B

EXTENSION AMENDMENT

AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT OF

TRAILBLAZER MERGER CORPORATION I

THIS AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of September [    ], 2024, by and between Trailblazer Merger Corporation I, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated March 28, 2023, by and between the parties hereto (the “Trust Agreement”).

WHEREAS, a total of $70,380,000 was placed in the Trust Account from the IPO and sale of private units in a private placement;

WHEREAS, the Trust Agreement provides that the Trustee shall commence liquidation of the Trust Account and distribute the Property in the Trust Account after receipt of, and only in accordance with, a Termination Letter; or in the event that a Termination Letter has not been received by the Trustee by the 12 month anniversary of the closing of the IPO (“Closing”) or, in the event that the Company extended the time to complete the Business Combination for up to 18-months from the effective date of the prospectus but has not completed the Business Combination within the applicable monthly anniversary of the effective date of the prospectus;

WHEREAS, the Company has obtained the requisite approval of the stockholders of the Company to amend the Trust Agreement;

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendments to Trust Agreement.

(a) The third whereas clause of the Trust Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, if a Business Combination (as defined below) is not consummated within the initial 18 month period following the closing of the Offering, the Company’s insiders may extend such period twelve times by an additional one-month each time, up to a maximum of 30 months in the aggregate, by depositing into the Trust Account (as defined below) an amount equal to .035 multiplied by the number of public shares that have not been redeemed on or about the first of each month (each, an “Applicable Deadline”), as applicable, for each one-month extension (each, an “Extension”), in exchange for which they will receive non-interest bearing, unsecured promissory notes;

and”

(b) Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representatives, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its franchise taxes and income taxes, only as directed in the Termination Letter and the other documents referred to therein, (i) 18 months after the closing of the Offering (or up to 30 months if the time to consummate a Business Combination is extended on a monthly basis by the Company making an Extension Payment into the Trust Account) or (ii) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes shall be distributed to the Public Stockholders of record as of such date;”

Annex B-1

(c) The text of the letter in Exhibit E is amended as follows:

“Pursuant to Section 1(l) of the Investment Management Trust Agreement between Trailblazer Merger Corporation I (“Company”) and Continental Stock Transfer & Trust Company, dated as of [● ], 2023 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional one (1) month, from ______________ to ____________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit [$_____] which will be wired to you, into the Trust Account investments upon receipt.

This is the _____ of up to twelve Extension Letters.”

2.	Miscellaneous Provisions.

2.1.	Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2.	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6.	Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

Annex B-2

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

Trailblazer Merger Corporation I

By:
Name:	Arie Rabinowitz
Title:	Chief Executive Officer

Continental Stock Transfer & Trust Company, as Trustee

By:
Name:	Francis Wolf
Title:	Vice President

Annex B-3